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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 21, 2000

                            ------------------------

                              FINISAR CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                       000-27999                     94-3038428
(State or other jurisdiction     (Commission File Number)           (I.R.S. Employer)
             of                                                    Identification No.)
      incorporation or
        organization)

           1308 MOFFETT PARK DRIVE                                 94089
            SUNNYVALE, CALIFORNIA                               (Zip Code)
  (Address of principal executive offices)

       Registrant's telephone number, including area code: (408) 548-1000

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
ITEM 2.  ACQUISITION OF ASSETS.

    This Form 8-K/A amends the Current Report on Form 8-K filed on December 6, 2000 to file the Financial Statements and Pro Forma Financial Information identified in Items 7(a) and 7(b) below.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Financial statements of Demeter Technologies, Inc., required by
       Item 7(a) of Form 8-K, prepared pursuant to Rule 3-05 of Regulation S-X and filed in accordance with Item 7(a)(4) of Form 8-K.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Demeter Technologies, Inc.

    We have audited the accompanying balance sheet of Demeter
Technologies, Inc. as of October 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (June 22, 2000) to October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Demeter Technologies, Inc. at October 31, 2000, and the results of its operations and its cash flows for the period from inception (June 22, 2000) to October 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
January 23, 2001

                           DEMETER TECHNOLOGIES, INC.

                                 BALANCE SHEET

                                OCTOBER 31, 2000

                                 ASSETS

Current assets:
  Cash and cash equivalents.................................  $   564,333
  Short-term investments....................................    3,371,655
  Accounts receivable (net allowance for doubtful accounts
    of $1,646)..............................................       20,960
  Inventories...............................................      233,026
  Prepaid expenses and other current assets.................      107,706
                                                              -----------
Total current assets........................................    4,297,680
Property, equipment, and improvements, net..................      608,550
                                                              -----------
Total assets................................................  $ 4,906,230
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $   527,042
  Payable to American Xtal Technology, Inc..................      827,725
  Payable to private stockholders...........................      175,000
  Other accrued liabilities.................................      209,877
                                                              -----------
Total current liabilities...................................    1,739,644

Commitments

Stockholders' equity:
  Preferred stock, $0.001 par value, 40,000,000 shares
    authorized:
    Convertible Series A, 20,000,000 shares designated,
      $0.001 par value, 14,000,701 shares issued and
      outstanding; aggregate liquidation preference of
      $8,000,000............................................       14,000
  Common stock, $0.001 par value; 40,000,000 shares
    authorized, 4,000,000 shares issued and outstanding.....        4,000
  Additional paid-in capital................................   17,992,000
  Stock subscription receivable.............................   (4,050,000)
  Deferred stock compensation...............................   (7,529,000)
  Purchased technology......................................   (1,653,000)
  Accumulated other comprehensive income....................       33,919
  Accumulated deficit.......................................   (1,645,333)
                                                              -----------
Total stockholders' equity..................................    3,166,586
                                                              -----------
Total liabilities and stockholders' equity..................  $ 4,906,230
                                                              ===========

                            SEE ACCOMPANYING NOTES.

                           DEMETER TECHNOLOGIES, INC.

                            STATEMENT OF OPERATIONS

           PERIOD FROM INCEPTION (JUNE 22, 2000) TO OCTOBER 31, 2000

Revenues....................................................  $    53,754
                                                              -----------

Operating expenses:
  Cost of revenues..........................................      115,625
  Research and development..................................      518,259
  General and administrative................................      649,849
  Amortization of deferred stock compensation...............      371,000
  Amortization of purchased technology......................       57,000
                                                              -----------
Total operating expenses....................................    1,711,733
Loss from operations........................................   (1,657,979)
Interest and other income...................................       12,646
                                                              -----------
Net loss....................................................  $(1,645,333)
                                                              ===========

                            SEE ACCOMPANYING NOTES.

                           DEMETER TECHNOLOGIES, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY

           Period from inception (June 22, 2000) to October 31, 2000

                                   SERIES A CONVERTIBLE
                                      PREFERRED STOCK          COMMON STOCK       ADDITIONAL       STOCK         DEFERRED
                                   ---------------------   --------------------     PAID-IN     SUBSCRIPTION      STOCK
                                     SHARES      AMOUNT     SHARES      AMOUNT      CAPITAL      RECEIVABLE    COMPENSATION
                                   ----------   --------   ---------   --------   -----------   ------------   ------------
Issuance of 4,000,000 shares of
  common stock at $0.10 per
  share..........................          --   $    --    4,000,000    $4,000    $   396,000   $        --    $        --
Issuance of shares of Series A
  preferred stock at $0.5714 per
  share..........................  14,000,701    14,000           --        --      7,986,000    (4,050,000)            --
Issuance of warrant to purchase
  up to 4,500,000 shares of
  Series A convertible preferred
  stock in exchange for purchased
  technology.....................          --        --           --        --      1,710,000            --             --
Deferred stock compensation......          --        --           --        --      7,900,000            --     (7,900,000)
Amortization of deferred stock
  compensation...................          --        --           --        --             --            --        371,000
Amortization of purchased
  technology.....................          --        --           --        --             --            --             --
Unrealized gain on short-term
  investments....................          --        --           --        --             --            --             --
Net loss.........................          --        --           --        --             --            --             --
Comprehensive loss...............
                                   ----------   -------    ---------    ------    -----------   -----------    -----------
Balance at October 31, 2000......  14,000,701   $14,000    4,000,000    $4,000    $17,992,000   $(4,050,000)   $(7,529,000)
                                   ==========   =======    =========    ======    ===========   ===========    ===========

                                                  ACCUMULATED
                                                     OTHER                         TOTAL
                                   CONTRIBUTED   COMPREHENSIVE   ACCUMULATED   STOCKHOLDERS'
                                   TECHNOLOGY       INCOME         DEFICIT        EQUITY
                                   -----------   -------------   -----------   -------------
Issuance of 4,000,000 shares of
  common stock at $0.10 per
  share..........................  $        --      $    --      $       --     $   400,000
Issuance of shares of Series A
  preferred stock at $0.5714 per
  share..........................           --           --              --       3,950,000
Issuance of warrant to purchase
  up to 4,500,000 shares of
  Series A convertible preferred
  stock in exchange for purchased
  technology.....................   (1,710,000)          --              --              --
Deferred stock compensation......           --           --              --              --
Amortization of deferred stock
  compensation...................           --           --              --         371,000
Amortization of purchased
  technology.....................       57,000           --              --          57,000
Unrealized gain on short-term
  investments....................           --       33,919              --          33,919
Net loss.........................           --           --      (1,645,333)     (1,645,333)
                                                                                -----------
Comprehensive loss...............                                                (1,611,414)
                                   -----------      -------      -----------    -----------
Balance at October 31, 2000......  $(1,653,000)     $33,919      $(1,645,333)   $ 3,166,586
                                   ===========      =======      ===========    ===========

                            SEE ACCOMPANYING NOTES.

                           DEMETER TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS

           PERIOD FROM INCEPTION (JUNE 22, 2000) TO OCTOBER 31, 2000

OPERATING ACTIVITIES
Net loss....................................................  $(1,645,333)
Adjustments to reconcile net income to net cash used in
  operating activities:
  Depreciation and amortization.............................        6,655
  Amortization of deferred stock compensation...............      371,000
  Amortization of purchased technology......................       57,000
  Changes in operating assets and liabilities:
    Accounts receivable.....................................      (20,960)
    Inventories.............................................     (233,026)
    Prepaid expenses and other current assets...............     (107,706)
    Accounts payable........................................      527,042
    Payable to American Xtal Technologies, Inc..............      827,725
    Other accrued liabilities...............................      209,877
                                                              -----------
Net cash used in operating activities.......................       (7,726)
                                                              -----------

INVESTING ACTIVITIES
Purchase of property and equipment..........................     (615,205)
Purchase of short-term investments..........................   (3,337,736)
                                                              -----------
Net cash used in investing activities.......................   (3,952,941)
                                                              -----------

FINANCING ACTIVITIES
Proceeds from issuance of Series A convertible preferred
  stock.....................................................    3,950,000
Proceeds from issuance of common stock......................      400,000
Payable to private stockholders.............................      175,000
                                                              -----------
Net cash provided by financing activities...................    4,525,000
                                                              -----------
Net increase in cash and cash equivalents and cash and cash
  equivalents end of period.................................  $   564,333
                                                              ===========

                            SEE ACCOMPANYING NOTES.

                           DEMETER TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2000

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Demeter Technologies, Inc. (the Company) was incorporated in the state of Delaware on June 22, 2000 to engage in the development of long wavelength Fabry Perot (FP) and Distributed Feedback (DFB) lasers for datacom and telecommunications applications.

    In June, 2000, the founders of the Company were issued 4,000,000 shares of common stock in exchange for cash of $400,000. In August, 2000, the Company issued 14,000,701 shares of Series A convertible preferred stock at $0.5714 per share (see Note 6). Each preferred stockholder paid approximately one half in cash and one half was recorded as a subscription receivable. Concurrently with the Series A convertible preferred stock, the Company issued a warrant for 4,500,000 shares of Series A convertible preferred stock (see Note 6) to American Xtal Technologies, Inc. (AXT) in exchange primarily for technology related to FP lasers. AXT also leases certain facilities and equipment to the Company (see Note 5). The president of the Company is the brother of the president of AXT.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturity from the date of purchase of three months or less to be cash equivalents.

SHORT-TERM INVESTMENTS

    In accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company has classified its short-term investments as available-for-sale. Available-for-sale securities are stated at market value and unrealized holding gains and losses, net of the related tax effect, are excluded from earnings and are reported as a separate component of stockholders' equity until realized. A decline in the market value of the security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security. The cost of short-term investments sold is based on specific identification. The fair value of short-term investments is based on quoted market prices. The difference between market value and cost of these securities at October 31, 2000 was an unrealized gain of $33,919.

INVENTORIES

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

                           DEMETER TECHNOLOGIES, INC.

                                OCTOBER 31, 2000

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, generally two to seven years.

REVENUE RECOGNITION

    Revenue is recognized at the time of product shipment and no significant obligations remain, net of allowance for estimated returns. Warranty expenses are also estimated and provided for at the time of shipment.

ADVERTISING COSTS

    Advertising costs are expensed as incurred. Advertising costs were not material for the period ending October 31, 2000.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, short-term investments, and accounts receivable. The Company places its cash, cash equivalents, and short-term investments with high-credit quality financial institutions. Such investments are generally in excess of FDIC insurance limits. Concentrations of credit risk, with respect to accounts receivable, exist to the extent of amounts presented in the financial statements. Accounts receivable from two customers represented 66% and 21% of the total balance at October 31, 2000. Generally, the Company does not require collateral or other security to support customer receivables. The Company performs periodic credit evaluations of its customers and maintains an allowance for potential credit losses based on historical experience and other information available to management. Losses to date have been within management's expectations.

CURRENT VULNERABILITIES DUE TO CERTAIN CONCENTRATIONS

    During the period from inception (June 22, 2000) to October 31, 2000, revenues from two customers represented 50% and 31% of total revenues.

RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to operations as incurred.

STOCK-BASED COMPENSATION

    The Company accounts for employee stock options and common stock purchase right grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and has adopted the disclosure-only alternative of Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

                           DEMETER TECHNOLOGIES, INC.

                                OCTOBER 31, 2000

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
COMPREHENSIVE INCOME (LOSS)

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) requires unrealized gains or losses on the Company's available-for-sale investments to be included in other comprehensive income. The net unrealized gain on available-for-sale securities for the period from inception (June 22, 2000) to October 31, 2000 was $33,919.

2.  SHORT-TERM INVESTMENTS

    As of October 31, 2000, short-term investments consist of certificates of deposit with a fair value of $3,371,655 and an amortized cost of $3,337,736. The average maturity of the short-term investments was approximately two months and the weighted-average effective interest rate was 6%.

3.  INVENTORIES

    Inventories consist of the following:

                                                              OCTOBER 31,
                                                                 2000
                                                              -----------
Raw materials...............................................    $188,380
Work in-process.............................................      18,560
Finished goods..............................................      26,086
                                                                --------
                                                                $233,026
                                                                ========

4.  PROPERTY, EQUIPMENT, AND IMPROVEMENTS

    Property and equipment consists of the following:

                                                              OCTOBER 31,
                                                                 2000
                                                              -----------
Computers, machinery, and equipment.........................    $304,894
Furniture and fixtures......................................      32,065
Software....................................................      36,799
Construction in progress....................................     241,447
                                                                --------
                                                                 615,205
Less accumulated depreciation and amortization..............       6,655
                                                                --------
Property and equipment, net.................................    $608,550
                                                                ========

    Construction in progress consists of leasehold improvements not placed into service. No depreciation or amortization was recorded on these assets.

5.  OPERATING LEASE COMMITMENTS

    The Company leases its facilities and equipment under various agreements with AXT expiring August 2003 and August 2002, respectively. Rent expense was approximately $117,000 for the period ended

                           DEMETER TECHNOLOGIES, INC.

                                OCTOBER 31, 2000

5.  OPERATING LEASE COMMITMENTS (CONTINUED)
October 31, 2000. The Company has the option to extend the term of its operating leases for three additional years for leased facilities and for two additional years for leased equipment. The Company also has an option to purchase certain of the equipment for the depreciated value of the equipment owned by AXT and at the buy-out value of the equipment leased by AXT. At October 31, 2000, minimum rental payments under operating leases are as follows:

Year ended October 31,
  2001......................................................  $  488,428
  2002......................................................     426,813
  2003......................................................     152,535
                                                              ----------
                                                              $1,067,776
                                                              ==========

    AXT is currently constructing improvements at the leased facilities. AXT is funding the entire cost of such improvements; however, the Company is obligated to reimburse AXT on demand for any portion of such cost of improvements which exceeds $1,150,000. In addition, the Company shall pay AXT additional monthly rent equal to the total amount of AXT's depreciation costs of such improvements plus the interest cost to AXT on any funds borrowed for such purpose or the interest cost on any funds used to build such improvements (based on 10% per annum simple interest, regardless of how AXT finances such improvements), calculated on a monthly basis; the Company shall continue to pay such additional rent monthly until AXT has recovered from the Company the entire building costs of such improvements (up to $1,150,000).

6.  STOCKHOLDERS' EQUITY

COMMON STOCK AND PREFERRED STOCK

    Following the Company's incorporation in June 2000, the Company is authorized to issue 80,000,000 shares consisting of 40,000,000 shares of common stock, par value $0.001 per share and 40,000,000 shares of preferred stock, par value $0.001. The board of directors has the authority to issue the undesignated preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof.

SERIES A CONVERTIBLE PREFERRED STOCK

    On August 10, 2000, the Company designated 20,000,000 shares as Series A convertible preferred stock, and in August 2000, the Company issued 14,000,701 shares of Series A convertible preferred stock at $0.5714 per share, resulting in cash proceeds of approximately $4,000,000 and a receivable of $4,000,000.

    The holders of shares of Series A preferred stock are entitled to receive dividends, out of assets legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holders thereof to receive, directly or indirectly, additional shares of common stock) on the common stock, at the rate of 8% of the liquidation preference per share per annum for the Series A preferred stock, payable when, as, and if declared by the board of directors. Such dividends will not be cumulative. No dividends have been declared.

                           DEMETER TECHNOLOGIES, INC.

                                OCTOBER 31, 2000

6.  STOCKHOLDERS' EQUITY (CONTINUED)
    Each share of Series A convertible preferred stock is convertible, at the option of the holder, at any time, into common stock at the current conversion rate (currently one-for-one). Conversion is automatic upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, which results in a price per share of not less than five times the then applicable conversion price and gross offering proceeds of not less than $10,000,000 or upon the approval of the holders of at least a majority of the outstanding shares of the preferred stock. The preferred stock has voting rights on an as-if-converted to common stock basis.

    Series A convertible preferred stockholders are entitled to receive, upon liquidation, an amount per share equal to the issuance price, plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed pro rata among the common stockholders and Series A convertible preferred stockholders on an as-if-converted basis.

WARRANTS AND RELATED PURCHASED TECHNOLOGY

    On August 10, 2000, the Company granted a warrant to AXT to purchase up to 4,500,000 shares of the Company's Series A convertible preferred stock at $0.5714 per share. The warrant may be exercised in whole or in part at any time, and will expire the later of (i) August 10, 2005 and (ii) the closing of a qualified public offering or the sale of substantially all of the assets of the Company or the merger or consolidation with a public company. The value of the warrant was estimated using the Black-Scholes option pricing model with the following assumptions: weighted-average, risk-free interest rate of 5%, estimated life of 5 years, volatility of 0.8%, and no dividend yield. The warrant was primarily issued for access to certain technology related to FP lasers. The Company has recorded the $1,710,000 estimated fair value of the warrant as a contra-equity amount and is being amortized to income over the 5-year estimated life of the warrant.

2000 STOCK PLAN

    In September 2000, the Company adopted the 2000 Stock Plan (the Plan) which provides for the issuance of common stock options and common stock purchase rights to employees and consultants of the Company of up to 3,000,000 shares of the Company's common stock. The Plan permits the Company to (i) grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, and (ii) nonstatutory stock options, which are not intended to qualify as incentive stock options. Options generally vest 25% upon completion of one year of service and 1/48 per month thereafter. Options expire after 10 years.

    During the period from inception (June 22, 2000) to October 31, 2000, the Company granted options for 1,137,000 shares of common stock at an exercise price of $0.25 per share. None of these options were exercised or canceled during the period from inception (June 22, 2000) to October 31, 2000 and none of the options were exercisable as of October 31, 2000. The weighted-average deemed fair value of the options granted during the period from inception (June 22, 2000) to October 31, 2000 was $7.64 per share. The Company also reserved for issuance 1,048,000 options at an exercise price of $0.25 per share to certain individuals, not yet employees with the Company, with vesting commencing the first day of employment with the Company. The weighted-average remaining contractual life of the options outstanding as of October 31, 2000 was
9.8 years. As of October 31, 2000, 815,000 shares of common stock were available for future grants.

                           DEMETER TECHNOLOGIES, INC.

                                OCTOBER 31, 2000

6.  STOCKHOLDERS' EQUITY (CONTINUED)
DEFERRED STOCK COMPENSATION

    In connection with the grant of stock options to employees, the Company recorded deferred stock compensation of $7,900,000 for the period from inception (June 22, 2000) through October 31, 2000, representing the difference between the deemed fair value of the Company's common stock for accounting purposes and the option exercise price of these options at the date of grant. Deferred stock compensation is presented as a reduction of stockholders' equity, with graded amortization recorded over the four-year vesting period. The amortization expense relates to options awarded to employees in all operating expense categories. The Company will recognize additional deferred compensation for the options reserved for issuance to certain individuals who have not yet commenced employment with the Company.

ACCOUNTING FOR STOCK-BASED COMPENSATION

    Pro forma information regarding net income is required by SFAS 123 as if the Company had accounted for its employee stock options granted under the fair value method of SFAS 123. The fair value for the Company's stock option grants was estimated at the date of grant using the minimum value option valuation model. The minimum value option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subject input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessary provide a reliable single measure of the fair value of its stock-based awards. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions: risk-free interest rates of 5%; no dividend yield; and a weighted-average expected life of the option of five years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the period from inception (June 22, 2000) to October 31, 2000 the pro forma net loss was $(1,795,333).

SHARES RESERVED

    Common stock subject to future issuance is as follows:

                                                              OCTOBER 31,
                                                                 2000
                                                              -----------
Conversion of Series A convertible preferred stock..........  14,000,701
Exercise of outstanding options.............................   1,137,000
Shares reserved for outstanding options.....................   1,048,000
Common stock available for grant under stock option plan....     815,000
Common stock reserved for exercise of warrant for Company's
  Series A convertible preferred stock......................   4,500,000
                                                              ----------
                                                              21,500,701
                                                              ==========

                           DEMETER TECHNOLOGIES, INC.

                                OCTOBER 31, 2000

7.  INCOME TAXES

    There is no provision for U.S. federal, U.S. state or foreign income taxes as the Company has incurred operating losses since inception for all jurisdictions.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    Significant components of the Company's deferred tax assets are as follows:

                                                              OCTOBER 31,
                                                                  2000
                                                              ------------
Deferred tax assets:
  Net operating loss carryforwards..........................   $ 300,000
  Other.....................................................     200,000
                                                               ---------
Total deferred tax assets...................................     500,000
Valuation allowance.........................................    (500,000)
                                                               ---------
Net deferred tax assets.....................................   $      --
                                                               =========

    Realization of the deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

    As of October 31, 2000, the Company has net operating loss carryforwards for federal income tax purposes of approximately $800,000, which expire in 2020. The Company also had net operating loss carryforwards for state income tax purposes of approximately $800,000 expiring in 2008. Utilization of the Company's net operating loss may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

8.  SEGMENTS AND GEOGRAPHIC INFORMATION

    The Company operates in one reportable segment, the design, manufacture, and marketing of lasers for datacom and telecommunications applications. During the period from inception (June 22, 2000) to October 31, 2000, 10%, 50% and 40% of the Company's revenues were from United States, Taiwan, and UK based entities, respectively.

9.  SUBSEQUENT EVENTS

    On November 21, 2000, all of the stockholders' of the Company sold their ownership interest to Finisar Corporation (Finisar). Finisar will record the transaction using the purchase method of accounting. Pursuant to the Agreement and Plan of Reorganization, Finisar issued 6,020,012 shares of its common stock in exchange for the outstanding shares of Demeter common and preferred stock and the outstanding warrant. In addition, Finisar assumed options to purchase the Company's common stock and reserved 566,573 shares of Finisar common stock for issuance upon the exercise of the assumed options.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. (CONTINUED)

    (b) Unaudited consolidated pro forma financial statements of Finisar Corporation, giving effect to the acquisition of Demeter
       Technologies, Inc., prepared pursuant to Article 11 of Regulation S-X and filed in accordance with Item 7(b)(1) of Form 8-K.

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

    The Unaudited Pro Forma Condensed Statement of Operations for the year ended April 30, 2000 and the six months ended October 31, 2000 and the Unaudited Pro Forma Condensed Balance Sheet as of October 31, 2000 are based on the historical financial statements of Finisar Corporation ("Finisar"), Sensors Unlimited, Inc. ("Sensors") and Demeter Technologies, Inc. ("Demeter"), after giving effect to the acquisition of Sensors and Demeter under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements. The Unaudited Pro Forma Condensed Statements of Operations are presented as if the combinations had taken place on May 1, 1999.

    The Unaudited Pro Forma Condensed Statement of Operations for the six months ended October 31, 2000 combines the historical six months ended October 31, 2000 for Finisar (which includes one month of operations of Sensors), the historical five months ended September 30, 2000 for Sensors and the period from June 22, 2000 (the date of incorporation) to October 31, 2000 for Demeter. The Unaudited Pro Forma Condensed Statement of Operations for the year ended April 30, 2000 combines the historical year ended April 30, 2000 for Finisar, the twelve months ended March 31, 2000 for Sensors and, since Demeter was not incorporated until after April 30, 2000, only amortization of the purchase price adjustments for the twelve months ended April 30, 2000 for Demeter. Since the acquisition of Sensors occurred prior to October 31, 2000, the Unaudited Pro Forma Condensed Balance Sheet is presented to give effect to the acquisition of Demeter as if it occurred on October 31, 2000 and combines the balance sheet for Finisar as of October 31, 2000, which includes the purchase of Sensors, with the balance sheet of Demeter as of October 31, 2000.

    The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements of Finisar, Sensors and Demeter. The pro forma information does not purport to be indicative of the results that would have been reported if the above transaction had been in effect for the period presented or which may result in the future.

                          FINISAR, SENSORS AND DEMETER

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                           YEAR ENDED APRIL 30, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   FINISAR           SENSORS          DEMETER         SENSORS          DEMETER
                                  YEAR ENDED     12 MONTHS ENDED     YEAR ENDED      PRO FORMA        PRO FORMA        FINISAR
                                APRIL 30, 2000   MARCH 31, 2000    APRIL 30, 2000   ADJUSTMENTS      ADJUSTMENTS      PRO FORMA
                                --------------   ---------------   --------------   -----------      -----------      ---------
Revenue......................      $ 67,147          $11,254            $ --         $     --         $     --        $  78,401
Cost of revenues.............        34,190            3,472              --               --               --           37,662
Amortization of acquired
  developed technology.......            --               --              --           10,986(A)         2,997(B)        13,983
                                   --------          -------            ----         --------         --------        ---------
Gross profit.................        32,957            7,782              --          (10,986)          (2,997)          26,756

Operating expenses:
  Research and development...        13,806              690              --               --               --           14,496
  Sales and marketing........         7,122            1,196              --               --               --            8,318
  General and
    administrative...........         3,516              993              --               --               --            4,509
  Amortization of deferred
    stock compensation.......         5,530               --              --            2,915 (A)        3,325 (B)       11,770
  Amortization of
    intangibles..............            --               --              --           60,008 (A)       30,614 (B)       90,622
                                   --------          -------            ----         --------         --------        ---------
Total operating expenses.....        29,974            2,879              --           62,923           33,939          129,715
                                   --------          -------            ----         --------         --------        ---------
Income (loss) from
  operations.................         2,983            4,903              --          (73,909)         (36,936)        (102,959)
Interest income (expense),
  net........................         3,252              (31)             --               --               --            3,221
Other income (expense),
  net........................           (99)              --              --               --               --              (99)
                                   --------          -------            ----         --------         --------        ---------
Income (loss) before income
  taxes......................         6,136            4,872              --          (73,909)         (36,936)         (99,837)
Provision for income taxes...         3,255              284              --           (6,286)(A)       (2,693)(B)       (4,263)(D)
                                                                                        1,177 (C)
                                   --------          -------            ----         --------         --------        ---------
Net income (loss)............      $  2,881          $ 4,588            $ --         $(68,800)        $(34,243)       $ (95,574)
                                   ========          =======            ====         ========         ========        =========
Net income (loss) per share:
Basic........................      $   0.03                                                                           $   (0.74)
                                   ========                                                                           =========
Diluted......................      $   0.02                                                                           $   (0.74)
                                   ========                                                                           =========
Shares used in computing net
  income (loss) per share:
Basic........................       113,930                                                                             129,431 (E)
                                   ========                                                                           =========
Diluted......................       144,102                                                                             129,431 (E)
                                   ========                                                                           =========

             See accompanying notes to Finisar, Sensors and Demeter
              unaudited pro forma condensed financial statements.

                          FINISAR, SENSORS AND DEMETER

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       SIX MONTHS ENDED OCTOBER 31, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     FINISAR        SENSORS        DEMETER
                                     6 MONTHS       5 MONTHS     PERIOD FROM      SENSORS          DEMETER
                                      ENDED          ENDED        JUNE 22 TO     PRO FORMA        PRO FORMA        FINISAR
                                   OCT 31, 2000   SEP 30, 2000   OCT 31, 2000   ADJUSTMENTS      ADJUSTMENTS      PRO FORMA
                                   ------------   ------------   ------------   -----------      -----------      ---------
Revenue..........................    $ 71,740        $8,723        $    54       $     --         $     --        $ 80,517
Cost of revenues.................      42,499         3,454            116             --               --          46,069
Amortization of acquired
  developed technology...........         916            --             --          4,577 (A)        1,499 (B)       6,992
                                     --------        ------        -------       --------         --------        --------
Gross profit.....................      28,325         5,269            (62)        (4,577)          (1,499)         27,456

Operating expenses:
  Research and development.......      10,634         1,110            518             --               --          12,262
  Sales and marketing............       6,200         1,214             --             --               --           7,414
  General and administrative.....       3,107         1,044            650             --               --           4,801
  Amortization of deferred stock
    compensation.................       2,882            --            371          1,214 (A)        1,663 (B)       6,130
  Amortization of intangibles....       5,002            --             57         25,003 (A)       15,307 (B)      45,369
  Acquired in-process
    research and development.....      23,027            --             --             --               --          23,027
  Other acquisition
    compensation.................         554            --             --             --               --             554
                                     --------        ------        -------       --------         --------        --------
Total operating expenses.........      51,406         3,368          1,596         26,217           16,970          99,557
                                     --------        ------        -------       --------         --------        --------
Income (loss) from operations....     (23,081)        1,901         (1,658)       (30,794)         (18,469)        (72,101)
Interest income (expense), net...       8,500           (41)            13             --               --           8,472
Other income (expense), net......         (43)           --             --             --               --             (43)
                                     --------        ------        -------       --------         --------        --------
Income (loss) before income
  taxes..........................     (14,624)        1,860         (1,645)       (30,794)         (18,469)        (63,672)
Provision for income taxes.......       4,637           100             --         (2,619)(A)       (1,347)(B)       1,229(D)
                                                                                      458(C)
                                     --------        ------        -------       --------         --------        --------
Net income (loss)................    $(19,261)       $1,760        $(1,645)      $(28,633)        $(17,122)       $(64,901)
                                     ========        ======        =======       ========         ========        ========
Net income (loss) per share:

Basic............................    $  (0.13)                                                                    $  (0.39)
                                     ========                                                                     ========
Diluted..........................    $  (0.13)                                                                    $  (0.39)
                                     ========                                                                     ========
Shares used in computing net
  income (loss) per share:
Basic............................     152,115                                                                      166,105 (E)
                                     ========                                                                     ========
Diluted..........................     152,115                                                                      166,105 (E)
                                     ========                                                                     ========

             See accompanying notes to Finisar, Sensors and Demeter
              unaudited pro forma condensed financial statements.

                              FINISAR AND DEMETER

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                OCTOBER 31, 2000

                                 (IN THOUSANDS)

                                                                              PRO FORMA        FINISAR
                                                       FINISAR    DEMETER    ADJUSTMENTS      PRO FORMA
                                                       --------   --------   -----------      ---------
                                                ASSETS
Current assets:
  Cash and cash equivalents..........................  $ 75,872   $   564     $     --        $ 76,436
  Short-term investments.............................   193,360     3,372           --         196,732
  Accounts receivable--trade, net....................    29,615        21           --          29,636
  Accounts receivable, other.........................     5,514        --           --           5,514
  Inventories........................................    36,582       233           --          36,815
  Income tax receivable..............................     1,539        --           --           1,539
  Deferred income taxes..............................     2,384        --           --           2,384
  Prepaid expenses...................................       636       108           --             744
                                                       --------   -------     --------        --------
Total current assets.................................   345,502     4,298           --         349,800

Property, equipment and improvements, net............    20,914       608           --          21,522
Purchased intangible assets..........................    60,638        --       31,207 (B)      91,845
Goodwill.............................................   286,121        --      151,014 (B)     437,135
Other assets.........................................    13,007        --           --          13,007
                                                       --------   -------     --------        --------
Total assets.........................................  $726,182   $ 4,906     $182,221        $913,309
                                                       ========   =======     ========        ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................  $ 16,053   $ 1,315     $     --        $ 17,368
  Accrued compensation...............................     4,339        40           --           4,379
  Other accrued liabilities..........................    11,894       384        2,600 (B)      14,878
  Short-term debt....................................       633        --           --             633
                                                       --------   -------     --------        --------
Total current liabilities............................    32,919     1,739        2,600          37,258

Long-term liabilities:
Deferred income taxes................................    28,048        --       17,803 (B)      45,851
Notes payable, long-term portion.....................     1,493        --           --           1,493
Other long-term liabilities..........................       893        --           --             893
                                                       --------   -------     --------        --------
Total long-term liabilities..........................    30,434        --       17,803          48,237
                                                       --------   -------     --------        --------

Stockholders' equity:
  Common stock.......................................   719,018    17,996      184,320 (B)     903,338
                                                                               (17,996)(B)
  Preferred stock....................................        --        14          (14)(B)          --
  Notes receivable from stockholders.................    (2,394)   (4,050)       4,000 (B)      (2,444)
  Deferred stock compensation........................   (15,266)   (7,529)     (13,301)(B)     (28,567)
                                                                                 7,529 (B)
                                                       --------   -------     --------        --------
  Accumulated other comprehensive income.............       162        34          (34)(B)         162
  Contributed technology.............................        --    (1,653)       1,653 (B)          --
  Accumulated deficit................................   (38,691)   (1,645)       1,645 (B)     (44,675)
                                                                                (5,984)(B)
                                                       --------   -------     --------        --------
Total stockholders' equity...........................   662,829     3,167      161,818         827,814
                                                       --------   -------     --------        --------
Total liabilities and stockholders' equity...........  $726,182   $ 4,906     $182,221        $913,309
                                                       ========   =======     ========        ========

             See accompanying notes to Finisar, Sensors and Demeter
              unaudited pro forma condensed financial statements.

                     NOTES TO FINISAR, SENSORS AND DEMETER

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    (A) On August 16, 2000 Finisar and Sensors entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Finisar acquired Sensors. The transaction closed on October 17, 2000. Sensors is headquartered in Princeton, New Jersey and is a leading supplier of optical components that monitor the performance of dense wavelength division multiplexing or DWDM, systems. Finisar designated September 30, 2000 as the acquisition date for accounting purposes.

    Pursuant to the Agreement, Finisar issued 18,962,141 shares of its common stock in exchange for the outstanding shares of Sensors common stock. In addition, Finisar assumed options to purchase Sensors common stock and reserved 381,417 shares of Finisar common stock for issuance upon the exercise of the assumed options. At the closing of the merger transaction, the assumed Sensor options converted into Finisar options vested to the extent of the greater of
(i) 25% of the total number of shares subject to the option or (ii) the vested percentage of the Sensors option at the closing of the transaction, up to a maximum of 50% of the total number of shares subject to the option. The unvested portion of each assumed option will vest in three approximately equal annual installments on each of the first three anniversaries of the date of closing of the transaction, subject to the option holder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 9,481,109 shares of Finisar common stock were issued to the former stockholders of Sensors (the "Initial Consideration") and 9,481,032 shares of common stock, or approximately one-half of the shares issued pursuant to the transaction, were deposited into escrow with U.S. Bank Trust, National Association (the "Deferred Consideration"). One-third of the shares deposited in escrow will be released on each of the first three anniversaries of October 17, 2000, the closing date, subject to the achievement of certain development milestones. If the milestones are not achieved, the escrow shares will be cancelled and returned to the status of authorized but unissued shares. Further, one-third of the escrow shares that would otherwise be delivered to the principal shareholders of Sensors on the third anniversary of the closing of the transaction will be subject to claims for indemnification by Finisar under the Agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification have been resolved.

    In addition to the Initial Consideration and Deferred Consideration, on each of the first three anniversaries of the closing of the transaction, Finisar will issue and deliver to the former shareholders of Sensors, on a pro rata basis, additional shares of Finisar common stock (valued on the basis of the average closing trading price per share of such stock on the Nasdaq National Market for the ten trading days preceding the applicable payment date) (the "Additional Consideration"). These shares of Finisar common stock, with an estimated value of $48 million, will be distributed as follows:

    (1) If on the first anniversary of the closing of the transaction, at least 75% of the key management and technical employees originally employed by Sensors, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having an aggregate value of $2.375 multiplied by the total number of shares initially deposited in escrow, rounded to the nearest whole share;

    (2) If on the second anniversary of the closing of the transaction, at least 65% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having an aggregate value of $1.58333 multiplied by the total number of escrow shares, rounded to the nearest whole share; and

    (3) If on the third anniversary of the closing of the transaction, at least 50% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, and if prior to that date all six development milestones set forth in the Agreement have been achieved, Finisar

                     NOTES TO FINISAR, SENSORS AND DEMETER
       will issue Finisar shares having an aggregate value of $0.79167 multiplied by the total number of escrow shares, rounded to the nearest whole share.

    Only the Initial Consideration has been recorded for accounting purposes since the payment of the Deferred and Additional Consideration is contingent upon future events that are not assured of occurring beyond a reasonable doubt. The Deferred Consideration, if any, will be recorded as additional purchase cost at the then current market price of the common stock when the milestones are attained. The Additional Consideration, if any, will be recorded as additional purchase cost at the then current market price of common stock on the first, second and third anniversaries of the closing of the transaction. Accordingly, Finisar's initial cost to acquire Sensors is calculated to be $356.1 million using the price of $33.47 per share of Finisar common stock, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after August 16, 2000, the day the transaction was announced. The fair value of the assumed stock options of $12.7 million, as well as estimated direct transaction expenses of $26.1 million, have been included as a part of the total purchase cost. Sensors currently operates as a wholly-owned subsidiary of Finisar.

    The cost to acquire Sensors has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total initial purchase cost of Sensors is as follows (in thousands):

Value of securities issued..................................  $317,342
Assumption of Sensors common stock options..................    12,675
Estimated transaction costs and expenses....................    26,111
                                                              --------
                                                              $356,128
                                                              ========

    The preliminary purchase price allocation as of September 30, 2000 is as follows (in thousands):

                                                                         ANNUAL
                                                       USEFUL LIFE   AMORTIZATION OF
                                             AMOUNT     IN YEARS       INTANGIBLES
                                            --------   -----------   ---------------
Net tangible assets (liabilities) of
  Sensors.................................  $   (140)
Intangible assets acquired:
  Developed technology....................    54,930         5           $10,986
  In-process research and development.....    23,027       N/A               N/A
  Assembled workforce.....................     1,539         3               513
  Customer base...........................     1,901         3               634
  Tradename...............................     3,336         5               667
  Deferred compensation...................     8,744         3             2,915
  Goodwill................................   290,971         5            58,194
Deferred income tax.......................   (28,180)      3-5            (6,286)
                                            --------                     -------
Total preliminary purchase price
  allocation..............................  $356,128                     $67,623
                                            ========                     =======

    An independent valuation specialist performed an allocation of the total purchase price of Sensors to its individual assets. The purchase price was allocated to Sensors' tangible assets, specific intangible assets such as assembled workforce, customer base, tradename, and developed technology and to in-process research and development.

                     NOTES TO FINISAR, SENSORS AND DEMETER

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes optical components that monitor the performance of dense wavelength division multiplexing networks. Sensors' technology enables telecommunications companies to optimize the use of existing bandwidth in fiber optic networks. Finisar will amortize the acquired developed technology of approximately $54.9 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately
$1.5 million on a straight-line basis over an average estimated useful life of three years.

    Acquired customer base is based on historical costs incurred and is comprised of Sensors management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately
$1.9 million on a straight-line basis over an average estimated useful life of three years.

    The acquired tradename is recognized for the intrinsic value of the Sensors name and products in the marketplace. Finisar will amortize the value assigned to the tradename of approximately $3.3 million on a straight-line basis over an average estimated useful life of five years.

    Deferred compensation expense is recognized for the intrinsic value of the unvested Finisar options exchanged for options held by Sensors' employees. The $8.7 million of deferred compensation will be amortized over the remaining vesting period of approximately three years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: i) have not demonstrated their technological feasibility, and ii) have no alternative future uses. Accordingly, the Company recognized an expense of $23.0 million during the quarter ended October 31, 2000 in conjunction with the completion of this acquisition.

    (B) On November 21, 2000 Finisar and Demeter entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Finisar acquired Demeter. The transaction also closed on November 21, 2000. Demeter is headquartered in El Monte, California. Demeter Technologies was founded in August 2000 and is focused on the development of long wavelength Fabry Perot and distributed feedback lasers for datacom and telecommunications applications.

    Pursuant to the Agreement, Finisar issued 6,020,012 shares of its common stock in exchange for the outstanding shares of Demeter common stock. In addition, Finisar assumed options to purchase Demeter common stock and reserved 566,573 shares of Finisar common stock for issuance upon the exercise of the assumed options. The assumed options generally vest to the extent of 25% of the total number of shares subject to the option at the end of one year after the date of grant, with the remainder vesting in 36 equal monthly installments, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 601,993 shares of Finisar common stock were deposited into an escrow with the U.S. Bank Trust, National Association. The escrow shares will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures

                     NOTES TO FINISAR, SENSORS AND DEMETER
specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    Finisar's initial cost to acquire Demeter is calculated to be $186.9 million using the price of $28.05 per share of Finisar common stock, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after November 21, 2000, the day the transaction was announced. The fair value of the assumed stock options of $15.4 million, as well as estimated direct transaction expenses of $2.6 million, have been included as a part of the total purchase cost. Demeter currently operates as a wholly-owned subsidiary of Finisar.

    The cost to acquire Demeter has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total initial purchase cost of Demeter is as follows (in thousands):

Value of securities issued..................................  $168,882
Assumption of Demeter common stock options..................    15,438
Estimated transaction costs and expenses....................     2,600
                                                              --------
                                                              $186,920
                                                              ========

    The preliminary purchase price allocation as of October 31, 2000 is as follows (in thousands):

                                                                         ANNUAL
                                                       USEFUL LIFE   AMORTIZATION OF
                                             AMOUNT     IN YEARS       INTANGIBLES
                                            --------   -----------   ---------------
Net tangible assets of Demeter............  $  3,217
Intangible assets acquired:
  Developed technology....................    29,972        10           $ 2,997
  In-process research and development.....     5,984       N/A               N/A
  Assembled workforce.....................       997         3               332
  Customer base...........................       238         3                79
  Deferred compensation...................    13,301         4             3,325
  Goodwill................................   151,014         5            30,203
Deferred income tax.......................   (17,803)     3-10            (2,693)
                                            --------                     -------
Total preliminary purchase price
  allocation..............................  $186,920                     $34,243
                                            ========                     =======

    An independent valuation specialist performed an allocation of the total purchase price of Demeter to its individual assets. The purchase price was allocated to Demeter's tangible assets, specific intangible assets such as assembled workforce, customer base and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes long wavelength Fabry Perot and distributed feedback lasers for datacom and telecommunications applications. Finisar will amortize the acquired developed technology of approximately
$30.0 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity

                     NOTES TO FINISAR, SENSORS AND DEMETER
costs. Finisar will amortize the value assigned to the assembled workforce of approximately $0.9 million on a straight-line basis over an average estimated useful life of three years.

    Acquired customer base is based on historical costs incurred and is comprised of Demeter management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately
$0.2 million on a straight-line basis over an average estimated useful life of three years.

    Deferred compensation expense is recognized for the intrinsic value of the unvested Finisar options exchanged for options held by Demeter's employees. The $13.3 million of deferred compensation will be amortized over the remaining vesting period of approximately four years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: i) have not demonstrated their technological feasibility, and ii) have no alternative future uses. Accordingly, the Company will recognized an expense of $6.0 million during the quarter ending January 31, 2001 in conjunction with the completion of this acquisition.

    (C) Historically, Sensors elected to be treated as an "S" corporation for Federal income tax purposes; therefore the Sensors stockholders were liable for income taxes on Sensors' taxable income. The pro forma provision for income taxes includes estimated income taxes on Sensor's income at a tax rate of 30%.

    (D) The pro forma combined provision for income taxes does not represent the amounts that would have resulted had Finisar, Sensors and Demeter filed consolidated income tax returns during the periods presented.

    (E) The pro forma basic and diluted net earnings per share for the year ended April 30, 2000 are based on the weighted average number of shares of Finisar common stock outstanding, the initial 9,481,109 shares issued by Finisar in the Sensors transaction and the 6,020,012 shares issued by Finisar in the Demeter transaction. The pro forma basic and diluted net earnings per share for the six months ended October 31, 2000 are based on the weighted average number of shares of Finisar common stock outstanding, the 7,970,383 shares (representing the difference between the shares issued by Finisar in the Sensors transaction and the amount included in the weighted average number of shares of Finisar common stock outstanding) and the 6,020,012 shares issued by Finisar in the Demeter transaction.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. (CONTINUED)

    (c) Exhibits.

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
        2.1*            Agreement and Plan of Reorganization, dated as of
                          November 21, 2000, by and among Finisar Corporation, a
                          Delaware corporation, Onyx Acquisition Corp., a Delaware
                          corporation and wholly owned subsidiary of Finisar, and
                          Demeter Technologies, Inc., a Delaware corporation.
                          Schedules and similar attachments to this Exhibit have not been filed; Finisar will furnish supplementally a copy of
                          any omitted schedule to the Commission upon request.

------------------------

*   Previously filed.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       FINISAR CORPORATION

Date: February 2, 2001                                 By:            /s/ STEPHEN K. WORKMAN
                                                            -----------------------------------------
                                                                        Stephen K. Workman
                                                                   VICE PRESIDENT, FINANCE AND
                                                                     CHIEF FINANCIAL OFFICER

                                 EXHIBIT INDEX

     EXHIBIT NO.                                DESCRIPTION
     -----------        ------------------------------------------------------------
        2.1*            Agreement and Plan of Reorganization dated as of
                          November 21, 2000 by and among Finisar Corporation, a
                          Delaware corporation, Onyx Acquisition Corp., a Delaware
                          corporation and wholly owned subsidiary of Finisar, and
                          Demeter Technologies, Inc., a Delaware corporation.
                          Schedules and similar attachments to this Exhibit have not been filed; Finisar will furnish supplementally a copy of
                          any omitted schedule to the Commission upon request.

------------------------

*   Previously filed.